Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 13, 2006 accompanying the consolidated financial statements of ADA-ES, Inc. which are also incorporated by reference in the following Registration Statements of ADA-ES, Inc:

---------            -----------------------         ----------------
S-8                  November 13, 2003               333-110479
S-8                  February 6, 2004                333-112587
S-8                  April 16, 2004                  333-114546
S-3                  October 27, 2004                333-119795
S-8                  December 14, 2004               333-121234
S-3                  January 23, 2006                333-131085


HEIN & ASSOCIATES LLP
Denver, Colorado
July 24, 2006